Contact:

Steven J. Mencarini, SVP & CFO
Tel: 703-984-8240
smencarini@eplus.com

ePlus Reports It Will Restate Its Statements of Cash Flows for the Years
Ended March 31, 2005 and 2004, and Balance Sheet Liability
Presentation as of March 31, 2005

Restatement is expected to have no effect on revenue or earnings

HERNDON, VA - June 28, 2006 - ePlus inc. (Nasdaq NM: PLUS - news), announced today that its Annual Form 10-K for the year ended March 31, 2006, to be filed with the Securities and Exchange Commission (“SEC”), will include restated consolidated statements of cash flows for the years ended March 31, 2005 and 2004 and a restated liability presentation in its consolidated balance sheet as of March 31, 2005.

In connection with its preparation of the consolidated financial statements for the year ended March 31, 2006, the Company determined that its previously issued financial statements needed to be restated in connection with the presentation of its dealer floor plan financing agreements. The restatement is expected to have no effect on the Company’s revenue, earnings, or debt levels. The restatement includes a separate line item on the consolidated balance sheet for the accounts payable related to its floor plan financing agreements which had previously been included in accounts payable-trade and a restatement of payments made by the Company’s floor plan facility to its suppliers from cash flows provided by operating activities to cash flows provided by financing activities. The Company’s total liabilities are not expected to change.

The restatement relates to the Company’s floor planning agreements that it uses for dealer financing of products purchased from distributors and resold to end-users. Historically, the Company classified the cash flows from its floor plan financing agreements in operating activities in the consolidated statement of cash flows. The Company previously treated the floor plan facility as an outsourced accounts payable function, and, therefore, considered the payments made by the Company's floor plan facility as cash paid to suppliers under Financial Accounting Standards No. 95, "Statement of Cash Flows."

Management has now determined that when an unaffiliated finance company remits payments to our suppliers on behalf of the Company, the Company should show this transaction as a financing cash inflow and an operating cash outflow.  In addition, when the Company repays the financing company, the Company should present this transaction as a financing cash outflow. As a result, the Company reassessed its position and is now classifying cash payments from its floor plan facility to its suppliers as financing activities in its consolidated statements of cash flows.

The Company has discussed the accounting restatement described above with the Audit Committee of the Board of Directors. Management is working with the Audit Committee to identify and implement corrective actions, where required, to improve the effectiveness of its internal controls, including enhancements of systems, accounting and review procedures and communications among its staff.

Additionally, the Company will restate its fiscal year 2006 quarterly financial statements in its fiscal year 2007 prospective filings on Form 10-Q.

The Company is still compiling the effect of this classification change on its consolidated statements of cash flows and consolidated balance sheet and will include a reconciliation of the previously reported amounts in its amended filings.

About ePlus:

ePlus is a leading provider of Enterprise Cost Management solutions to information technology, finance, procurement, operations, and supply chain professionals who want to reduce the costs of finding, purchasing, managing, and financing information technology goods and services. Our Enterprise Cost Management solutions provide sourcing, procurement, spend analytic, supplier management, document collaboration, asset management, professional services, and leasing to ePlus’ 2,000+ customers. Profitable since inception in 1990, the company is headquartered in Herndon, VA and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus® and ePlus Enterprise Cost Management®, and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Statements in this press release, which are not historical facts, may be deemed to be “forward-looking statements”. Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of June 28, 2006. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, the Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the SEC and available at the SEC’s website at http://www.sec.gov/.